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                                                                     EXHIBIT 4.5
            VOID AFTER 5:00 P.M. NEW YORK CITY
            TIME ON JULY 27, 2002

THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                                     Right to Purchase _______________ Shares of
                                     Common Stock, par value $.01 per share

Date: July 27, 1999

                       FASTCOMM COMMUNICATIONS CORPORATION
                       STOCK PURCHASE WARRANT CERTIFICATE

       THIS CERTIFIES THAT, for value received,_______________________________ _______________________________is entitled to purchase from FASTCOMM COMMUNICATIONS CORPORATION, a Virginia corporation (the "COMPANY"), at any time during the period specified in Section 2 hereof,_______________________________ ___________________________________________________ (________________) fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") of $_______________ per share. The term "WARRANTS" means this Warrant and the other warrants of the Company issued in connection with the July 27, 1999 financing.


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       This Warrant is subject to the following terms, provisions, and conditions:

1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for all of the Warrant Shares. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding twenty (20) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder.

2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and before 5:00 p.m. New York City time on the third (3rd) anniversary of the date of issuance (the "EXERCISE PERIOD").

3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

(a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

(b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(c) LISTING. The Company will secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the automated quotation system, the OTC Bulletin Board, upon which shares of Common Stock are currently listed and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock issuable upon the exercise of this Warrant; and the Company shall so list on such automated



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     quotation system and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such automated quotation system.

(d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(e) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets ( a "change in control"). In the event of a change in control, the surviving entity may call all outstanding warrants upon thirty (30) days notice.

4. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant, or any tax due with respect to the resale of any Warrant Shares.

5. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.



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6.   TRANSFER, EXCHANGE, REDEMPTION AND REPLACEMENT OF WARRANT.

(a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the holder hereof are not transferable, in whole or in part, without the written consent of the Company, and delivery of the form of transfer attached hereto duly executed by the registered holder hereof,

(b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 6(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

(c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this
     Section 6, this Warrant shall be promptly canceled by the Company. The warrant holder shall pay all taxes (including securities transfer taxes) and all other expenses (including legal expenses, if any, incurred by the Holder, the Company or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this
     Section 6.

(e) WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued.

7.   REGISTRATION OF WARRANT SHARES.

In connection with the registration of the Warrant Shares, the company and the holder Agree as follows:

(a) In the event of any registration of any of a Holder's Warrant Shares pursuant to this Section 7, such Holder will indemnify (or will furnish the written undertaking of such other person or persons as shall be acceptable to the Company) and hold harmless the Company and each other person, if any, who controls the Company within the meaning of the Securities Act,



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     against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any registration statement under which such Warrant Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically for use in the preparation thereof and such Holder will reimburse (or will furnish the written undertaking of such other person or persons as shall be acceptable to the Company to reimburse) the Company and each such controlling person for any legal or any other expenses reasonably incurred by the Corporation or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)  The holder's right to require registration of the Warrant Shares under this
     Section 7, shall cease and terminate as to any particular Warrant Shares when such Warrant Shares shall have been effectively registered under the Securities Act. For purposes of this Warrant Certificate , shares of Common Stock shall cease to be Warrant Shares when such shares have been sold to the public pursuant to an exemption from registration thereunder.

(c) The Corporation covenants that it will, so long as any Warrant Shares or Warrants exercisable for Warrant Shares remain outstanding, file all reports required to be filed by it under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (or, if it is not required to file such reports, it will upon the request of any Holder make publicly available such information as will enable such Holder to sell such Warrant Shares without registration within the limitations of the exemptions provide by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter promulgated by the Securities Exchange Commission.

8. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or



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     confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:



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                        If to the Company:

                        FastComm Communications Corporation
                        45472 Holiday Drive, Suite Three
                        Dulles, Virginia 20166
                        Telecopy: (703) 318-4315
                        Attn: Chief Financial Officer

and if to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 8. The Company may deem and treat the registered holder of this certificate as the absolute owner of the Warrant Certificate for all purposes and shall not be affected by any notice to the contrary.

9. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed in the Commonwealth of Virginia.

10.  MISCELLANEOUS.

(a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

(b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c) FORCE MAJEURE. Neither the Company nor the holder hereof shall be responsible for any delay or failure to perform any part of this Warrant to the extent that such delay or failure is solely caused by fire, flood, earthquake, explosion, war, labor strike, riot, act of governmental, civil or military authority which imposes a moratorium on the performance of the specific obligation in question, failure of transfer agent, postal strike or other comparable extraordinary event beyond the Company's or holder's control. Notice with full details of any such event shall be given to the other party as promptly as practicable after its occurrence. The affected party shall use its best efforts to minimize the effects of or end any such event so as to facilitate the resumption of full performance hereunder.



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       IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer.

                                             FASTCOMM COMMUNICATIONS
                                             CORPORATION

                                        By:
                                           -------------------------
                                        Name:  Mark H. Rafferty
                                             ------------------
                                        Title: Vice President & Chief Financial
                                                Officer
                                              ---------------------------------



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                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

       The undersigned hereby irrevocably exercises the right to purchase _____________ shares of common stock of FastComm Communications Corporation, a Virginia corporation (the "COMPANY"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares, in full, all in accordance with the conditions and provisions of said Warrant.

The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

The undersigned requests that stock certificates for such shares be issued, pursuant to the Warrant in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:___________,_____

            -------------------------------------
                                                 Signature of Holder

            -------------------------------------
                                                 Name of Holder (Print)

            Address:

            -------------------------------------

            -------------------------------------

            -------------------------------------

            -------------------------------------


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                         TRANSFER OF WARRANT CERTIFICATE

For value received___________________________________________________ hereby sells, assigns and transfers unto __________________________ the rights to purchase_______ shares of common stock, $.01 par value, of FastComm Communications Corporation, which rights are represented by the within Warrant Certificate, and does hereby irrevocably constitute and appoint __________________________attorney to transfer said rights on the books of the within named Corporation, with full power of substitution in the premises.

                                        ----------------------------------------


Dated:

       In the Presence of

Social Security or Other identifying
Number of Assignee: _________________
Address of Assignee: _________________
Street
City, State and Zip Code

Approved by the Company:

By: _______________________________________

================================================================================



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